Exhibit 10.47

PINNACLE FINANCIAL PARTNERS, INC.

 DIRECTORS' 2014 RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is by and between Pinnacle Financial Partners, Inc., a Tennessee corporation (the "Company"), and ____ (the "Grantee").  Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan (the "Plan").

Section 1.  Restricted Stock Award.  The Grantee is hereby granted the right to receive __________ shares (the "Restricted Stock") of the Company's common stock, $1.00 par value per share (the "Common Stock"), subject to the terms and conditions of this Agreement and the Plan.

Section 2.  Lapse of Restrictions.  Subject to Sections 5 and 8 hereof, the restrictions associated with the shares of Restricted Stock granted pursuant to Section 1 hereof shall lapse at such times (each, a "Vesting Date") and in the amounts set forth below:

(a)            the restrictions with respect to all ____ shares of Restricted Stock granted hereunder shall lapse on February 28, 2015 provided the Grantee attends in person or by telephone conference call at least 75% of the total of all meetings of the Board of Directors and committees on which the Grantee serves during the period from March 1, 2014 to February 28, 2015; or

(b)            the restrictions with respect to ____ shares of Restricted Stock granted hereunder shall lapse on February 28, 2015, with the remaining ______shares being forfeited, provided the Grantee attends in person or by telephone conference call at least 50% but less than 75% of the total of all meetings of the Board of Directors and committees on which the Grantee serves during the period from March 1, 2014 to February 28, 2015; or

(c)            the restrictions with respect to none of the shares of Restricted Stock granted hereunder shall lapse on February 28, 2015, and Grantee shall forfeit the entire award granted hereunder, should the Grantee attend in person or by telephone conference call less than 50% of the total of all meetings of the Board of Directors and committees on which the Grantee serves during the period from March 1, 2014 to February 28, 2015.

Any shares of Restricted Stock for which the above requirements identified above are not met shall be immediately forfeited and the Grantee shall have no further rights with respect to such shares of Restricted Stock.  Additionally, the number of meetings to which the Grantee is scheduled to attend is as documented in the Company's Board Governance 2014 booklet as approved by the Nominating and Corporate Governance Committee (the "Nominating Committee").  All "specially-called" meetings, provided they are compensatory, will also be considered as meetings for purposes of the attendance calculations.

Section 3.  Distribution of Restricted Stock.  Certificates representing the shares of Restricted Stock that have vested under Section 2 will be distributed to the Grantee as soon as practicable after each Vesting Date.

Section 4.  Voting Rights and Dividends.  Prior to the distribution of the Restricted Stock, certificates representing shares of Restricted Stock will be held by the Company (the "Custodian") in the name of the Grantee.  The Custodian will take such action as is necessary and appropriate to enable the Grantee to vote the Restricted Stock.  Cash dividends paid on the shares of Restricted Stock granted pursuant to this Agreement for which the forfeiture restrictions have not then lapsed shall be held in an escrow account (which may be established at Pinnacle Bank), to be released to the Grantee if and when the forfeiture restrictions on the underlying shares of Restricted Stock lapse.  If the Grantee forfeits any shares of Restricted Stock granted pursuant to this Agreement, such shares of Restricted Stock (and any cash dividends with respect thereto) shall automatically revert to the Company (without any payment by the Company to the Grantee) and any dividends paid thereon shall no longer be held in escrow for the Grantee.  Stock dividends issued with respect to the Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock.  Notwithstanding the foregoing, no voting rights or dividend rights shall inure to the Grantee following the forfeiture of the Restricted Stock pursuant to Section 5.

Section 5.  Termination/Change of Status.  In the event that the Grantee's ability to serve as a director of the Company (or any Subsidiary or Affiliate of the Company) terminates for any reason, other than death or Disability, all shares of Restricted Stock for which the forfeiture restrictions have not lapsed prior to the date of termination shall be immediately forfeited (along with any cash or stock dividends paid on such shares of Restricted Stock) and the Grantee shall have no further rights with respect to such shares of Restricted Stock or dividends.  In the event that the Grantee's directorship terminates by reason of death or Disability (i) all Restricted Stock shall be deemed vested and the restrictions under the Plan and this Agreement with respect to the Restricted Stock, including the restriction on transfer set forth in Section 6 hereof, shall automatically expire and shall be of no further force or effect and (ii) any dividends previously paid on such shares of Restricted Stock, whether paid in cash or stock, that remain in escrow pursuant to the provisions of Section 4 of this Agreement shall be released from escrow and promptly paid to the Grantee.

Section 6.  No Transfer or Pledge of Restricted Stock.  No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to the date the forfeiture restrictions with respect to such shares have lapsed, if at all, on any Vesting Date.

Section 7.  Taxes.  The Grantee may, but is not required to, elect to apply the tax rules of Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to the issuance of the Restricted Stock.  If the Grantee makes an affirmative election under Section 83(b) of the Code, the Grantee shall deliver a copy of such election to the Company in accordance with the requirements of the Code and the Regulations promulgated thereunder. Grantee shall be responsible for the timely payment of all taxes imposed upon Grantee as a result of the award and vesting of shares of Restricted Stock under this Agreement, whether federal or state.

Section 8.  Change of Control.  Upon the occurrence of a Change in Control as defined in the Plan, (i) all Restricted Stock shall be deemed vested and the restrictions under the Plan and the Agreement with respect to the Restricted Stock, including the restriction on transfer set forth in Section 6 hereof, shall automatically expire and shall be of no further force or effect and (ii) any dividends previously paid on such shares of Restricted Stock, whether paid in cash or stock, that remain in escrow pursuant to the provisions of Section 4 of this Agreement shall be released from escrow and promptly paid to the Grantee.

Section 9.  Stock Subject to Award.  In the event that the shares of Common Stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, redesignation, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares of Restricted Stock that have been awarded to Grantee shall be adjusted in an equitable and proportionate manner to reflect such action.  If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

Section 10.  Modification to Earlier Awards.  By the acceptance of the benefits of this Agreement, the Grantee and the Company agree that the provisions of any other agreement that the Grantee and the Company have previously entered into providing for the award of restricted stock to the Grantee are hereby amended and modified to provide (i) that any cash or stock dividends paid to the Grantee pursuant to the terms of any such agreements with respect to shares of restricted stock for which the forfeiture restrictions had not yet lapsed at the time that the dividend was paid, or, if not yet paid, declared, and did not subsequently lapse prior to the forfeiture of any portion of such award will be recouped, recovered and recaptured by the Company and (ii) that the Company shall be entitled to set off (out of amounts otherwise payable or paid to the Grantee by the Company or any Subsidiary or Affiliate thereof) or otherwise require the Grantee to repay to the Company the amount of any such dividends.

Section 11.  Stock Power.  Concurrently with the execution of this Agreement, the Grantee shall deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock.  Such stock power shall be in the form attached hereto as Exhibit A.

Section 12.  Legend.  Each certificate representing Restricted Stock shall bear a legend in substantially the following form:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE PINNACLE FINANCIAL PARTNERS, INC. 2004 AMENDED AND RESTATED EQUITY INCENTIVE PLAN, AS AMENDED (THE "PLAN") AND THE RESTRICTED STOCK AGREEMENT (THE "AGREEMENT") BETWEEN THE OWNER OF THE RESTRICTED STOCK REPRESENTED HEREBY AND PINNACLE FINANCIAL PARTNERS, INC. (THE "COMPANY").  THE RELEASE OF SUCH STOCK FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE COMPANY.

Section 13.  No Right to Continued Service on Board.  This Agreement shall not be construed as giving the Grantee the right to be retained as a director of the Company (or any Subsidiary or Affiliate of the Company), and the Grantee shall be subject to removal from the Board of Directors in accordance with the provisions of the Company's Charter or Bylaws, as amended.

Section 14.  Governing Provisions.  This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement.  If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern.  By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

Section 15.  Miscellaneous.

15.1  Entire Agreement.  This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock granted hereby, and supersede any prior or contemporaneous negotiations and understandings.  The Company and the Grantee have made no promises, agreements, conditions or understandings relating to the Restricted Stock, either orally or in writing, that are not included in this Agreement or the Plan.

15.2  Captions.  The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience.  They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

15.3  Counterparts.  This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

15.4  Notice.  Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company, and, if to the Grantee, to the Grantee's last known address provided by the Grantee to the Company.

15.5  Amendment.  This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit.

15.6  Successors and Assignment.  Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns.  However, neither the Restricted Stock nor this Agreement may be assigned or transferred except as otherwise set forth in this Agreement or the Plan.

15.7  Governing Law.  This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Tennessee applicable to agreements to be performed in the State of Tennessee.

[Signature page to follow.]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement to be effective as of _____________, 2014.

PINNACLE FINANCIAL PARTNERS, INC.

By:       ________________________________
Name:  Hugh M. Queener
Title:    Chief Administrative Officer

GRANTEE

By:_______________________________________
Name:

EXHIBIT A
STOCK POWER
FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to Pinnacle Financial Partners, Inc. (the "Company"), ________ shares of the Company's common stock represented by Certificate No. ___.  The undersigned authorizes the Secretary of the Company to transfer the stock on the books of the Company in the event of the forfeiture of any shares issued under the Restricted Stock Agreement dated __________, ___, 2014 between the Company and the undersigned.

Dated:              ______________, 2014

Signed:

By:_______________________________________
Name: